SECURITIES PURCHASE AGREEMENT

This SECURITIES PURCHASE AGREEMENT (the “Agreement”), dated as of April      , 2006, is made by and among Wave Wireless Corporation, a corporation organized under the laws of the State of Delaware (the “Company”), each of the purchasers (individually, a “Purchaser” and collectively the “Purchasers”) set forth on the execution pages hereof (each, an “Execution Page” and collectively the “Execution Pages”), and, solely with respect to Section 8 hereof, Kramer Levin Naftalis & Frankel LLP, a New York limited liability partnership (“Escrow Agent”) with its principal place of business in New York, NY.

BACKGROUND

A. The Company and each Purchaser are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by the provisions of Regulation D (“Regulation D”), as promulgated by the United States Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”).

B. Upon the terms and conditions stated in this Agreement, the Company desires to issue and sell to the Purchasers, and the Purchasers desire to purchase, (i) the number of shares of the Company’s Series J Convertible Preferred Stock, par value $0.0001 per share, (the “Preferred Stock”) set forth on each Purchaser’s Execution Page, in an aggregate amount of One Thousand Two Hundred Fifty (1,250) shares of Preferred Stock, which Preferred Stock shall have the rights, preferences and privileges set forth in the form of Certificate of Designation of the Relative Rights and Preferences of the Preferred Stock attached hereto as Exhibit A (the “Certificate of Designation”) and shall initially be convertible into 100,000,000 shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), per share of Preferred Stock; and (ii) warrants, in the form attached hereto as Exhibit B (the “Warrants”), to acquire the number of shares of Common Stock set forth on each Purchaser’s Execution Page, in an aggregate amount of Thirty-Seven Million Five Hundred Thousand (37,500,000) shares of Common Stock. The shares of Common Stock issuable upon conversion of or otherwise pursuant to the Preferred Stock are referred to herein as the “Conversion Shares” and the shares of Common Stock issuable upon exercise of or otherwise pursuant to the Warrants are referred to herein as the “Warrant Shares.” The Preferred Stock, the Warrants, the Conversion Shares and the Warrant Shares are collectively referenced herein as the “Securities” and each of them may individually be referred to herein as a “Security.”

C. In connection with the Closing pursuant to this Agreement, the parties hereto will execute and deliver a Registration Rights Agreement, in the form attached hereto as Exhibit C (the “Registration Rights Agreement ”), pursuant to which the Company has agreed to provide certain registration rights under the Securities Act and the rules and regulations promulgated thereunder, and applicable state securities laws. This Agreement, the Certificate of Designation, the Warrants and the Registration Rights Agreement are collectively referred to herein as the “Transaction Documents.”

NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Purchasers hereby agree as follows:

1. PURCHASE AND SALE OF SECURITIES.

(a) Purchase and Sale of Securities. Subject to the terms and conditions hereof, at the

Closing (as defined in Section 1(b) below), the Company shall issue and sell to each Purchaser, and each Purchaser, severally and not jointly, shall purchase from the Company, such number of Preferred Stock as is set forth on such Purchaser’s Execution Page, for a purchase price (as to each Purchaser, the “Purchase Price”) per share equal to Seven Thousand Five Hundred Dollars ($7,500) (the “Per Share Purchase Price”).

(b) Closings. The Company shall be entitled to issue and sell such number of shares of Preferred Stock to Purchasers at one or more closings (the “Closing”) consummated prior to the filing of the Registration Statement pursuant to the Registration Rights Agreement, in each case pursuant to terms of this Agreement and provided that each such Purchaser executes an Execution Page hereto and to each of the other Transaction Documents to which the Purchasers are a party, and thereby agrees to be bound by and subject to the terms and conditions hereof and thereof. Each date on which a closing takes place under the terms of this Agreement shall be deemed to be a “Closing Date.” All references herein to Preferred Stock shall include any shares issued of Preferred Stock at any closing held pursuant to this Section 1(b).

2. PURCHASER’S REPRESENTATIONS AND WARRANTIES.

Each Purchaser severally, but not jointly, represents and warrants to the Company as follows:

(a) Purchase for Own Account, Etc. Such Purchaser is purchasing the Securities for such Purchaser’s own account for investment purposes only and not with a present view towards the public sale or distribution thereof, except pursuant to sales that are exempt from the registration requirements of the Securities Act and/or sales registered under the Securities Act. The Purchaser has substantial experience in evaluating and investing in private placement transactions of securities in companies similar to the Company so that it is capable of evaluating the merits and risks of its investment in the Company. Such Purchaser understands that such Purchaser must bear the economic risk of this investment indefinitely unless the Securities are registered pursuant to the Securities Act and any applicable state securities or blue sky laws or an exemption from such registration is available, and that the Company has no present intention of registering the resale of any such Securities other than as contemplated by the Registration Rights Agreement. Notwithstanding anything in this Section 2(a) to the contrary, by making the representations herein, such Purchaser does not agree to hold the Securities for any minimum or other specific term and reserves the right to dispose of the Securities at any time in accordance with or pursuant to a registration statement or an exemption from the registration requirements under the Securities Act.

(b) Accredited Investor Status. Such Purchaser is an “Accredited Investor” as that term is defined in Rule 501(a) of Regulation D promulgated under the Securities Act.

(c) Reliance on Exemptions. Such Purchaser understands that the Securities are being offered and sold to such Purchaser in reliance upon specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying upon the truth and accuracy of, and such Purchaser’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of such Purchaser set forth herein in order to determine the availability of such exemptions and the eligibility of such Purchaser to acquire the Securities.

(d) Information. All materials relating to the business, finances and operations of the Company (including the Company’s most recent Annual Report on Form 10-K and most recent Quarterly Report on Form 10-Q), the Certificate of Incorporation of the Company as in effect on the date hereof (the “Certificate of Incorporation”), the Bylaws of the Company as in effect on the date hereof (the “Bylaws”) and materials relating to the offer and sale of the Securities which have been specifically requested by such Purchaser or its counsel have been made available to such Purchaser and its counsel, if any. Neither such inquiries nor any other investigation conducted by such Purchaser or its counsel or any of its representatives shall modify, amend or affect such Purchaser’s right to rely on the Company’s representations and warranties contained in Section 3 below. Such Purchaser understands that such Purchaser’s investment in the Securities involves a high degree of risk, including the risk of loss of its entire investment in the Securities.

(e) Governmental Review. Such Purchaser understands that no United States federal or state agency or any other government or governmental agency has passed upon or made any recommendation or endorsement of the Securities.

(f) Transfer or Resale. Such Purchaser understands that (i) except as provided in the Registration Rights Agreement, the sale or resale of the Securities have not been and are not being registered under the Securities Act or any state securities laws, and the Securities may not be transferred unless (A) the transfer is made pursuant to and as set forth in an effective registration statement under the Securities Act covering the Securities; or (B) such Purchaser shall have delivered to the Company an opinion of counsel (which opinion shall be in form, substance and scope customary for opinions of counsel in comparable transactions) to the effect that the Securities to be sold or transferred may be sold or transferred pursuant to an exemption from such registration; or (C) sold under and in compliance with Rule 144 promulgated under the Securities Act (including any successor rule, “Rule 144”); or (D) sold or transferred to an affiliate of such Purchaser that agrees to sell or otherwise transfer the Securities only in accordance with the provisions of this Section 2(f) and that is an Accredited Investor; and (ii) neither the Company nor any other person is under any obligation to register such Securities under the Securities Act or any state securities laws (other than pursuant to the terms of the Registration Rights Agreement). Notwithstanding the foregoing or anything else contained herein to the contrary, the Securities may be pledged as collateral in connection with a bona fide margin account or other lending arrangement, provided such pledge is consistent with applicable laws, rules and regulations.

(g) Legends. Such Purchaser understands that the Preferred Stock and Warrants and, until such time as the Conversion Shares and Warrant Shares have been registered under the Securities Act (including registration pursuant to Rule 416 thereunder) as contemplated by the Registration Rights Agreement or otherwise may be sold by such Purchaser under Rule 144, the certificates for the Conversion Shares and Warrant Shares may bear a restrictive legend in substantially the following form:

The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended, or the securities laws of any state of the United States or in any other jurisdiction. The securities represented hereby may not be offered, sold or transferred in the absence of an effective registration statement for the securities under applicable securities laws unless offered, sold or transferred pursuant to an available exemption from the registration requirements of those laws.

The Company shall, within three (3) business days after any registration statement covering the Securities (including, without limitation, the Registration Statement contemplated by the Registration Rights Agreement) is declared effective, deliver to its transfer agent an opinion letter of counsel, opining that at any time such registration statement is effective, the transfer agent shall issue, in connection with the issuance of the Conversion Shares and Warrant Shares, certificates representing such Conversion Shares and Warrant Shares without the restrictive legend above, provided such Conversion Shares and Warrant Shares are to be sold pursuant to the prospectus contained in such registration statement. Upon receipt of such opinion, the Company shall cause the transfer agent to confirm, for the benefit of the holders, that no further opinion of counsel is required at the time of transfer in order to issue such shares without such restrictive legend.

The legend set forth above shall be removed and the Company shall issue a certificate without such legend to the holder of any Security upon which it is stamped, if, unless otherwise required by state securities laws, (i) the sale of such Security is registered under the Securities Act (including registration pursuant to Rule 416 thereunder); (ii) such holder provides the Company with an opinion of counsel, in form, substance and scope customary for opinions of counsel in comparable transactions, to the effect that a public sale or transfer of such Security may be made without registration under the Securities Act; or (iii) such holder provides the Company with reasonable assurances that such Security can be sold under Rule 144. In the event the above legend is removed from any Security and thereafter the effectiveness of a registration statement covering such Security is suspended or the Company determines that a supplement or amendment thereto is required by applicable securities laws, then upon reasonable advance written notice to such Purchaser the Company may require that the above legend be placed on any such Security that cannot then be sold pursuant to an effective registration statement or under Rule 144 and such Purchaser shall cooperate in the replacement of such legend. Such legend shall thereafter be removed when such Security may again be sold pursuant to an effective registration statement or under Rule 144.

(h) Authorization; Enforcement. This Agreement and the Registration Rights Agreement have been duly and validly authorized, executed and delivered on behalf of such Purchaser and are valid and binding agreements of such Purchaser enforceable against such Purchaser in accordance with their terms.

(i) Residency. Such Purchaser is a resident of the jurisdiction set forth under such Purchaser’s name on the Execution Page hereto executed by such Purchaser.

(j) Independent Investment. Except as may be disclosed in any filings with the SEC by the Purchasers, or any of them, under Section 13 and/or Section 16 of the Exchange Act, no Purchaser has agreed to act with any other Purchaser for the purpose of acquiring, holding, voting or disposing of the Shares purchased hereunder for purposes of Section 13(d) under the Exchange Act, and each Purchaser is acting independently with respect to its investment in the Preferred Stock and the Warrants.

Each Purchaser’s representations and warranties made in this Article 2 are made solely for the purpose of permitting the Company to make a determination that the offer and sale of the Securities pursuant to this Agreement comply with applicable U.S. federal and state securities laws and not for any other purpose. Accordingly, the Company may not rely on such representations and warranties for any other purpose.

3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

Except as set forth on a Disclosure Schedule executed and delivered by the Company to each Purchaser (the “Disclosure Schedule”), the Company represents and warrants to each Purchaser as follows, which representations and warranties shall be deemed to have been made on each Closing Date with respect to the Purchasers acquiring Securities on such Closing Date:

(a) Organization and Qualification. The Company and each of its direct and indirect subsidiaries (collectively, the “Subsidiaries”) is a corporation duly organized and existing in good standing under the laws of the jurisdiction in which it is incorporated or organized, and has the requisite corporate power to own, lease, operate its properties, assets and to carry on its business as now being conducted. The Company and each of its Subsidiaries is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which the nature of the business conducted by it makes such qualification necessary and where the failure so to qualify would have a Material Adverse Effect. The Company does not have any Subsidiaries except as set forth on Section 3(a) of the Disclosure Schedule. For purposes of this Agreement, “Material Adverse Effect” means any material adverse effect on (i) the Securities, (ii) the ability of the Company to perform its obligations under this Agreement or the other Transaction Documents or (iii) the business, operations, properties, prospects, financial condition or results of operations of the Company and its Subsidiaries, taken as a whole. For the purposes of this Agreement, “Subsidiary” shall mean any corporation or other entity of which at least a majority of the securities or other ownership interest having ordinary voting power (absolutely or contingently) for the election of directors or other persons performing similar functions are at the time owned directly or indirectly by the Company and/or any of its other subsidiaries.

(b) Authorization; Enforcement. (i) The Company has the requisite corporate power and authority to enter into and perform its obligations under this Agreement and the other Transaction Documents, to issue and sell the Preferred Stock and Warrants in accordance with the terms hereof, to issue the Conversion Shares upon conversion of the Preferred Stock in accordance with the terms thereof and to issue the Warrant Shares upon exercise of the Warrants in accordance with the terms thereof; (ii) the execution, delivery and performance of this Agreement and the other Transaction Documents by the Company and the consummation by it of the transactions contemplated hereby and thereby (including, without limitation, the issuance of the Preferred Stock and Warrants and the issuance and reservation for issuance of the Conversion Shares and Warrant Shares) have been duly authorized by the Company’s Board of Directors and no further consent or authorization of the Company, its Board of Directors, any committee of the Board of Directors, or its stockholders is required and (iii) this Agreement constitutes, and, upon execution and delivery by the Company of the other Transaction Documents, such Transaction Documents will constitute, valid and binding obligations of the Company enforceable against the Company in accordance with their terms. Neither the execution, delivery or performance by the Company of its obligations under this Agreement or the other Transaction Documents, nor the consummation by it of the transactions contemplated hereby or thereby (including, without limitation, the issuance of the Preferred Stock and Warrants or the issuance or reservation for issuance of the Conversion Shares or Warrant Shares) requires any consent or authorization of the Company’s stockholders.

(c) Capitalization. The capitalization of the Company as of the date hereof, including the authorized capital stock, the number of shares issued and outstanding, the number of shares issuable and reserved for issuance pursuant to the Company’s stock option plans, the number of shares issuable and reserved for issuance pursuant to securities (other than the Preferred Stock and the Warrants) exercisable or exchangeable for, or convertible into, any shares of capital stock and the number of shares to be reserved for issuance upon conversion of the Preferred Stock and exercise of the Warrants is set forth in Section 3(c) of the Disclosure Schedule. All of such outstanding shares of capital stock have been, or upon issuance in accordance with the terms of any such exercisable, exchangeable or convertible securities will be, duly authorized, validly issued, fully paid and non-assessable. No shares of capital stock of the Company (including the Conversion Shares and the Warrant Shares) are subject to preemptive rights or any other similar rights of the stockholders of the Company or any liens or encumbrances. Except for the Securities and as set forth in Section 3(c) of the Disclosure Schedule, (i) there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into or exercisable or exchangeable for, any shares of capital stock of the Company or any of its Subsidiaries, or arrangements by which the Company or any of its Subsidiaries is or may become bound to issue additional shares of capital stock of the Company or any of its Subsidiaries, nor are any such issuances or arrangements contemplated, (ii) there are no agreements or arrangements under which the Company or any of its Subsidiaries is obligated to register the sale of any of its or their securities under the Securities Act (except the Registration Rights Agreement); (iii) there are no outstanding securities or instruments of the Company which contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company is or may become bound to redeem any security of the Company; (iv) the Company is not a party to any agreement restricting the voting or transfer of any shares of capital stock of the Company; and (v) the Company does not have any shareholder rights plan, “poison pill” or other anti-takeover plans or similar arrangements. Section 3(c) of the Disclosure Schedule sets forth all of the securities or instruments issued by the Company or any of its Subsidiaries that contain anti-dilution or similar provisions that will be triggered by, and all of the resulting adjustments that will be made to such securities and instruments as a result of, the issuance of the Securities in accordance with the terms of this Agreement, the Preferred Stock or the Warrants. The Company has furnished or made available to the Purchasers, true and correct copies of the Company’s Certificate of Incorporation as in effect on the date hereof, the Company’s Bylaws as in effect on the date hereof, and all other instruments and agreements governing securities convertible into or exercisable or exchangeable for capital stock of the Company. Except as set forth on Section 3(c) of the Disclosure Schedule, the offer and sale of all capital stock, convertible securities, rights, warrants, or options of the Company issued since January 1, 2003 and prior to the Closing complied with all applicable Federal and state securities laws, and no stockholder has a right of rescission or claim for damages with respect thereto which would have a Material Adverse Effect.

(d) Subsidiaries. Section 3(d) of the Disclosure Schedules sets forth each subsidiary of the Company, showing the jurisdiction of its incorporation or organization and showing the percentage of each person’s ownership. All of the outstanding shares of capital stock of each Subsidiary have been duly authorized and validly issued, and are fully paid and nonassessable. There are no outstanding preemptive, conversion or other rights, options, warrants or agreements granted or issued by or binding upon any Subsidiary for the purchase or acquisition of any shares of capital stock of any subsidiary or any other securities convertible into, exchangeable for or evidencing the rights to subscribe for any shares of such capital stock. Neither the Company nor any Subsidiary is subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of the capital stock of any subsidiary or any convertible securities, rights, warrants or options of the type described in the preceding sentence. Neither the Company nor any Subsidiary is party to, nor has any knowledge of, any agreement restricting the voting or transfer of any shares of the capital stock of any Subsidiary. The Company or one of its Subsidiaries has the unrestricted right to vote, and (subject to limitations imposed by applicable law) to receive dividends and distributions on, all capital securities of its Subsidiaries as owned by the Company or any such Subsidiary.

(e) Issuance of Securities. The Preferred Stock and Warrants are duly authorized and, upon issuance in accordance with the terms of this Agreement, (i) will be validly issued and free from all taxes, liens, claims and encumbrances (other than restrictions on transfer contained in this Agreement or the Certificate of Designation or Warrants), (ii) will not be subject to preemptive rights, rights of first refusal or other similar rights of stockholders of the Company or any other person and (iii) will not impose personal liability on the holder thereof. When the Conversion Shares and Warrant Shares are issued in accordance with the terms of the Certificate of Designation and Warrants, respectively, such shares will be (i) duly authorized by all necessary corporate action(ii) will be validly issued and outstanding, fully paid and nonassessable, and free from all taxes, liens, claims and encumbrances (other than restrictions on transfer contained in this Agreement), (iii) will not be subject to preemptive rights, rights of first refusal or other similar rights of stockholders of the Company or any other person, (iv) will not impose personal liability upon the holder thereof and (v) and the holders shall be entitled to all rights accorded to a holder of Common Stock

(f) No Conflicts. The execution, delivery and performance of this Agreement and the other Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby (including, without limitation, the issuance of the Preferred Stock and Warrants and the issuance and reservation for issuance of the Conversion Shares and Warrant Shares) will not (i) result in a violation of the Certificate of Incorporation or Bylaws, (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment (including, without limitation, the triggering of any anti-dilution provisions), acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any of its Subsidiaries is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including United States federal and state securities laws, rules and regulations and rules and regulations of any self-regulatory organizations to which either the Company or its securities are subject) applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries is bound or affected (except, with respect to clauses (ii) and (iii), for such conflicts, defaults, terminations, amendments, accelerations, cancellations and violations that would not, individually or in the aggregate, have a Material Adverse Effect).

(g) Compliance. Neither the Company nor any of its Subsidiaries is in violation of its

Certificate of Incorporation, Bylaws or other organizational documents, and neither the Company nor any of its Subsidiaries is in default (and no event has occurred that with notice or lapse of time or both would put the Company or any of its Subsidiaries in default) under, nor has there occurred any event giving others (with notice or lapse of time or both) any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any of its Subsidiaries is a party. The businesses of the Company and its Subsidiaries are not being conducted, and shall not be conducted so long as any Purchasers (or any of their respective affiliates) own any of the Securities, in violation of any law, ordinance or regulation of any governmental entity, except for possible violations the sanctions for which either singly or in the aggregate have not had and would not have a Material Adverse Effect. Neither the Company, nor any of its Subsidiaries, nor any director, officer, agent, employee or other person acting on behalf of the Company or any Subsidiary has, in the course of his actions for, or on behalf of, the Company, used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity, made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds, violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, or made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee. The Company and its Subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state, provincial or foreign regulatory authorities that are material to the conduct to its business, and neither the Company nor any of its Subsidiaries has received any notice of proceeding relating to the revocation or modification of any such certificate, authorization or permit.

(h) SEC Documents, Financial Statements. Since December 31, 2005, the Company has timely filed (within applicable extension periods) all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (all of the foregoing filed prior to the date hereof and all exhibits included therein and financial statements and schedules thereto and documents incorporated by reference therein, the “SEC Documents”). The Company has delivered or made available to each Purchaser true and complete copies of the SEC Documents. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Exchange Act or the Securities Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. None of the statements made in any such SEC Documents is, or has been, required to be amended or updated under applicable law (except for such statements as have been amended or updated in subsequent filings made prior to the date hereof). As of their respective dates, the financial statements of the Company included in the SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC applicable with respect thereto. The Company has not provided to the Purchasers any material non-public information or other information which, according to applicable law, rule or regulation, was required to have been disclosed publicly by the Company but which has not been so disclosed, other than with respect to the transactions contemplated by this Agreement. Such financial statements have been prepared in accordance with U.S. generally accepted accounting principles (“GAAP”), consistently applied, during the periods involved (except as may be otherwise indicated in such financial statements or the notes thereto or, in the case of unaudited interim statements, to the extent they may not include footnotes or may be condensed or summary statements) and fairly present in all material respects the consolidated financial position of the Company and its consolidated Subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to immaterial year-end audit adjustments). Except as set forth in the financial statements of the Company included in the Select SEC Documents (as defined below), the Company has no liabilities, contingent or otherwise, other than (i) liabilities incurred in the ordinary course of business subsequent to the date of such financial statements and (ii) obligations under contracts and commitments incurred in the ordinary course of business and not required under GAAP to be reflected in such financial statements, which liabilities and obligations referred to in clauses (i) and (ii), individually or in the aggregate, would not have a Material Adverse Effect. For purposes of this Agreement, “Select SEC Documents” means the Company’s (A) Proxy Statement for its 2005 Annual Meeting, (B) Annual Report on Form 10-K for the fiscal year ended December 31, 2005, and (C) all Current Reports on Form 8-K filed since January 1, 2006 and WaveRider Communications Inc.’s (A) Proxy Statement for its Special Meeting of Shareholders, held March 20, 2006, and (B) all Current Reports on Form 8-K filed since January 1, 2006.

(i) Absence of Certain Changes. Since December 31, 2005, there has been no material adverse change and no material adverse development in the business, properties, operations, prospects, financial condition or results of operations of the Company and its Subsidiaries, taken as a whole. The Company has not taken any steps, and does not currently expect to take any steps, to seek protection pursuant to any bankruptcy or receivership law, nor does the Company or any of its Subsidiaries have any knowledge or reason to believe that its creditors intend to initiate involuntary bankruptcy proceedings with respect to the Company or any of its Subsidiaries.

(j) Indebtedness. The Select SEC Documents or Section 3(j) of the Disclosure Schedule sets forth as of a recent date all outstanding secured and unsecured Indebtedness of the Company or any subsidiary, or for which the Company or any Subsidiary has commitments. For the purposes of this Agreement, “Indebtedness” shall mean (a) any liabilities for borrowed money or amounts owed in excess of $100,000 (other than trade accounts payable incurred in the ordinary course of business), (b) all guaranties, endorsements and other contingent obligations in respect of Indebtedness of others, whether or not the same are or should be reflected in the Company’s balance sheet (or the notes thereto), except guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business; and (c) the present value of any lease payments in excess of $25,000 due under leases required to be capitalized in accordance with GAAP. Except as set forth on Section 3(j) of the Disclosure Schedule, neither the Company nor any Subsidiary is in default with respect to any Indebtedness.

(k) Transactions With Affiliates. Except as set forth on the Select SEC Documents and Section 3(k) of the Disclosure Schedule, none of the officers, directors, employees consultant or director of the Company, or any of its subsidiaries, or any person owning any capital stock of the Company or any subsidiary or any member of the immediate family of such officer, employee, consultant, director or stockholder or any corporation or other entity controlled by such officer, employee, consultant, director or stockholder, or a member of the immediate family of such officer, employee, consultant, director or stockholder is a party to any transaction with the Company or any of its Subsidiaries (other than for ordinary course services solely in their capacity as officers, directors or employees), including any contracts, loan, leases, agreements, royalty agreement, management contracts or arrangement or other continuing transactions.

(l) Absence of Litigation. Except as disclosed in the Select SEC Documents, there are no actions, suits, proceedings, inquiries or investigations before or by any court, public board, government agency, self-regulatory organization or body (including, without limitation, the SEC) pending or affecting the Company, any of its Subsidiaries, or any of their respective directors or officers in their capacities as such or, to the knowledge of the Company, threatened against the Company or any Subsidiary which questions the validity of this Agreement or any of the other Transaction Documents or the transactions contemplated hereby or thereby or any action taken or to be taken pursuant hereto or thereto. Except as disclosed in the Select SEC Documents, there are no actions, suits, proceedings, inquiries or investigations before or by any court, public board, government agency, self-regulatory organization or body (including, without limitation, the SEC) threatened against the Company, any of its subsidiaries, or any of their respective directors or officers in their capacities as such, which, if determined adversely, could, either individually or in the aggregate, have a Material Adverse Effect. There are no facts which, if known by a potential claimant or governmental authority, could give rise to a claim or proceeding which, if asserted or conducted with results unfavorable to the Company or any of its Subsidiaries, could reasonably be expected to have a Material Adverse Effect. Except as set forth in the Select SEC Documents or Section 3(l) of the Disclosure Schedule, there are no outstanding orders, judgments, injunctions, awards or decrees of any court, arbitrator or governmental or regulatory body against the Company or any Subsidiary or any officers or directors of the Company or Subsidiary in their capacities as such.

(m) Intellectual Property. Each of the Company and its Subsidiaries owns or is duly licensed (and, in such event, has the unfettered right to grant sublicenses) to use all patents, patent applications, trademarks, trademark applications, trade names, service marks, copyrights, copyright applications, licenses, permits, inventions, discoveries, processes, scientific, technical, engineering and marketing data, object and source codes, know- how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) and other similar rights and proprietary knowledge (collectively, “Intellectual Property”) necessary for the conduct of its business as now being conducted and as presently contemplated to be conducted in the future (collectively, the “Company Intellectual Property”). Section 3(m) of the Disclosure Schedule sets forth a list of all material Company Intellectual Property owned and/or used by the Company in its business. Neither the Company nor any Subsidiary of the Company infringes or is in conflict with any right of any other person with respect to any third party Intellectual Property. Neither the Company nor any of its Subsidiaries has received written notice of any pending conflict with or infringement upon any third party Intellectual Property. Neither the Company nor any of its Subsidiaries has entered into any consent agreement, indemnification agreement, forbearance to sue or settlement agreement with respect to the validity of the Company’s or its Subsidiaries’ ownership of or right to use its Company Intellectual Property and there is no reasonable basis for any such claim to be successful. The Company Intellectual Property are valid and enforceable and no registration relating thereto has lapsed, expired or been abandoned or canceled or is the subject of cancellation or other adversarial proceedings, and all applications therefor are pending and in good standing. The Company and its Subsidiaries have complied, in all material respects, with their respective contractual obligations relating to the protection of the Company Intellectual Property used pursuant to licenses. No person is infringing on or violating the Company Intellectual Property owned or used by the Company or its Subsidiaries.

(n) Title. Each of the Company and its Subsidiaries have good and marketable title in fee simple to all real property and good and merchantable title to all personal property owned by them reflected in the Select SEC Documents, free and clear of all liens, encumbrances and defects such that , individually or in the aggregate, do not cause a Material Adverse Effect on the Company’s financial condition or operating results. Any real property and facilities held under lease by the Company and its Subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not materially interfere with the use made and proposed to be made of such property and buildings by the Company and its Subsidiaries.

(o) Tax Status. Except as set forth in the Select SEC Documents, the Company and each of its Subsidiaries has made or filed all foreign, U.S. federal, state, provincial and local income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject (unless and only to the extent that the Company and each of its Subsidiaries has set aside on its books provisions reasonably adequate for the payment of all unpaid and unreported taxes) and has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and has set aside on its books provisions reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the Company has no knowledge of any basis for any such claim. The Company has not executed a waiver with respect to any statute of limitations relating to the assessment or collection of any foreign, federal, state, provincial or local tax. None of the Company’s tax returns is presently being audited by any taxing authority.

(p) Key Employees. Neither the Company nor any Subsidiary has any collective bargaining arrangements or agreements covering any of its employees, except as set forth in the Select SEC Documents or on Section 3(p) of the Disclosure Schedule. Except as set forth in the Select SEC Documents or on Section 3(p) of the Disclosure Schedule, neither the Company nor any Subsidiary has any employment contract, agreement regarding proprietary information, non-competition agreement, non-solicitation agreement, confidentiality agreement, or any other similar contract or restrictive covenant, relating to the rights of any Key Employees. Each of the Company’s directors and officers and any Key Employee (as defined below) is currently serving the Company in the capacity disclosed in the Select SEC Documents. No Key Employee is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement, non-competition agreement, or any other contract or agreement or any restrictive covenant, and the continued employment of each Key Employee does not subject the Company or any of its Subsidiaries to any material liability with respect to any of the foregoing matters. No Key Employee has, to the knowledge of the Company and its Subsidiaries, any intention to terminate or limit his employment with, or services to, the Company or any of its Subsidiaries, nor is any such Key Employee subject to any constraints which would cause such employee to be unable to devote his full time and attention to such employment or services. For purposes of this Agreement, “Key Employee” means the persons listed in Section 3(p) of the Disclosure Schedule and any individual who assumes or performs any of the duties of a Key Employee.

(q) Employee Relations. (i) No application or petition for certification of a collective bargaining agent is pending and none of the employees of Company or any of its Subsidiaries are or have been represented by any union or other bargaining representative and no union has attempted to organize any group of the Company’s employees, and no group of the Company’s employees has sought to organize themselves into a union or similar organization for the purpose of collective bargaining. The Company and its Subsidiaries believe that their relations with their employees are good; (ii) no executive officer (as defined in Rule 501(f) of the Securities Act) has notified the Company that such officer intends to leave the Company or otherwise terminate such officer’s employment with the Company; and (iii) the Company and its Subsidiaries are in compliance with all federal, state and local laws and regulations and, to the Company’s knowledge, all foreign laws and regulations, in each case respecting employment and employment practices, terms and conditions of employment and wages and hours, except where failure to be in compliance would not, either individually or in the aggregate, result in a Material Adverse Effect.

(r) Insurance. The Company and each of its Subsidiaries has in force fire, casualty, product liability and other insurance policies, with extended coverage, sufficient in amount to allow it to replace any of its material properties or assets which might be damaged or destroyed or sufficient to cover liabilities to which the Company may reasonably become subject, and such types and amounts of other insurance with respect to its business and properties, on both a per occurrence and an aggregate basis, as are customarily carried by persons engaged in the same or similar business as the Company. No default or event has occurred that could give rise to a default under any such policy.

(s) Environmental Matters. The Company and each of its Subsidiaries have obtained all material approvals, authorization, certificates, consents, licenses, orders and permits or other similar authorizations of all governmental authorities, or from any other person, that are required under any Environmental Laws. The Select SEC Documents describe all material permits, licenses and other authorizations issued under any Environmental Laws to the Company or its Subsidiaries. The Company has all necessary governmental approvals required under all Environmental Laws and used in its business or in the business of any of its subsidiaries. The Company and each of its subsidiaries are also in compliance with all other limitations, restrictions, conditions, standards, requirements, schedules and timetables required or imposed under all Environmental Laws. Except for such instances as would not individually or in the aggregate have a Material Adverse Effect, there are no past or present events, conditions, circumstances, incidents, actions or omissions relating to or in any way affecting the Company or its subsidiaries that violate or may violate any Environmental Law after the Closing Date or that may give rise to any environmental liability, or otherwise form the basis of any claim, action, demand, suit, proceeding, hearing, study or investigation (i) under any Environmental Law, or (ii) based on or related to the manufacture, processing, distribution, use, treatment, storage (including without limitation underground storage tanks), disposal, transport or handling, or the emission, discharge, release or threatened release of any hazardous substance. There is no environmental litigation or other environmental proceeding pending or threatened by any governmental regulatory authority or others with respect to the current or any former business of the Company or any of its Subsidiaries or any partnership or joint venture currently or at any time affiliated with the Company or any of its Subsidiaries. No state of facts exists as to environmental matters or Hazardous Substances that involves the reasonable likelihood of a material capital expenditure by the Company or any of its Subsidiaries that may otherwise have a Material Adverse Effect. No Hazardous Substances have been treated, stored or disposed of, or otherwise deposited, in or on the properties owned or leased by the Company or any of its Subsidiaries or by any partnership or joint venture currently or at any time affiliated with the Company or any of its Subsidiaries in violation of any applicable environmental laws. The environmental compliance programs of the Company and each of its Subsidiaries comply in all respects with all environmental laws, whether foreign, federal, state, provincial or local, currently in effect. For purposes of this Agreement, “Hazardous Substances” means any substance, waste, contaminant, pollutant or material that has been determined by any governmental authority to be capable of posing a risk of injury to health, safety, property or the environment. “Environmental Laws” shall mean all applicable laws relating to the protection of the environment including, without limitation, all requirements pertaining to reporting, licensing, permitting, controlling, investigating or remediating emissions, discharges, releases or threatened releases of hazardous substances, chemical substances, pollutants, contaminants or toxic substances, materials or wastes, whether solid, liquid or gaseous in nature, into the air, surface water, groundwater or land, or relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of hazardous substances, chemical substances, pollutants, contaminants or toxic substances, material or wastes, whether solid, liquid or gaseous in nature.

(t) Operation of Business. The Company and each of the subsidiaries owns or possesses all patents, trademarks, domain names (whether or not registered) and any patentable improvements or copyrightable derivative works thereof, websites and intellectual property rights relating thereto, service marks, trade names, copyrights, licenses and authorizations as set forth in the Select SEC Documents and on Section 3(t) of the Disclosure Schedule, and all rights with respect to the foregoing, which are necessary for the conduct of its business as now conducted without any conflict with the rights of others.

(u) Listing. The Company is not in violation of the listing requirements of the OTC Electronic Bulletin Board (the “Bulletin Board”) on which it trades, does not reasonably anticipate that the Common Stock will be delisted by the Bulletin Board for the foreseeable future, and has not received any notice regarding the possible delisting of the Common Stock from the Bulletin Board. The Company has secured the listing of the Conversion Shares and Warrant Shares upon each national securities exchange, automated quotation system or over the counter market upon which shares of Common Stock are currently listed (subject to official notice of issuance).

(v) Material Agreements. Except as set forth in the Select SEC Documents or on Section 3(v) of the Disclosure Schedule, neither the Company nor any Subsidiary is a party to any written or oral contract, instrument, agreement, commitment, obligation, plan or arrangement, a copy of which would be required to be filed with the SEC as an exhibit to a registration statement on Form S-1 or applicable form (collectively, “Material Agreements”) if the Company or any subsidiary were registering securities under the Securities Act. Except as set forth on Section 3(v) of the Disclosure Schedule or in the SEC Documents, the Company and each of its Subsidiaries has in all material respects performed all the obligations required to be performed by them to date under the foregoing agreements, have received no notice of default and, to the best of the Company’s knowledge are not in default under any Material Agreement now in effect, the result of which could cause a Material Adverse Effect. Except as set forth on Section 3(v) of the Disclosure Schedule or in the SEC Documents, no written or oral contract, instrument, agreement, commitment, obligation, plan or arrangement of the Company or of any subsidiary limits or shall limit the payment of dividends on the Company’s Preferred Stock, other Preferred Stock, if any, or its Common Stock.

(w) Securities Act of 1933. Based in material part upon the representations herein of the Purchasers, the Company has complied and will comply with all applicable federal and state securities laws in connection with the offer, issuance and sale of the Securities hereunder. Neither the Company nor anyone acting on its behalf, directly or indirectly, has or will sell, offer to sell or solicit offers to buy any of the Securities or similar securities to, or solicit offers with respect thereto from, or enter into any preliminary conversations or negotiations relating thereto with, any person, or has taken or will take any action so as to bring the issuance and sale of any of the Securities under the registration provisions of the Securities Act and applicable state securities laws, and neither the Company nor any of its affiliates, nor any person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the Securities Act) in connection with the offer or sale of any of the Securities.

(x) Governmental Approvals. Except for the filing of any notice prior or subsequent to the Closing Date that may be required under applicable state and/or Federal securities laws (which if required, shall be filed on a timely basis), including the filing of a Form D and a registration statement or statements pursuant to the Registration Rights Agreement, and the filing of the Certificate of Designation with the Secretary of State for the State of Delaware, no authorization, consent, approval, license, exemption of, filing or registration with any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, is or will be necessary for, or in connection with, the execution or delivery of the Preferred Stock and the Warrants, or for the performance by the Company of its obligations under the Transaction Documents.

(y) Absence of Certain Developments. Except as provided on the Select SEC Documents and Section 3(y) of the Disclosure Schedule, since December 31, 2005, neither the Company nor any subsidiary has:

1.	issued any stock, bonds or other corporate securities or any rights, options or warrants with respect thereto;

2.	borrowed any amount or incurred or become subject to any liabilities (absolute or contingent) except current liabilities incurred in the ordinary course of business which are comparable in nature and amount to the current liabilities incurred in the ordinary course of business during the comparable portion of its prior fiscal year, as adjusted to reflect the current nature and volume of the Company’s or such subsidiary’s business;

3.	discharged or satisfied any lien or encumbrance or paid any obligation or liability (absolute or contingent), other than current liabilities paid in the ordinary course of business;

4.	declared or made any payment or distribution of cash or other property to stockholders with respect to its stock, or purchased or redeemed, or made any agreements so to purchase or redeem, any shares of its capital stock;

5.	sold, assigned or transferred any other tangible assets, or canceled any debts or claims, except in the ordinary course of business;

6.	sold, assigned or transferred any patent rights, trademarks, trade names, copyrights, trade secrets or other intangible assets or intellectual property rights, or disclosed any proprietary confidential information to any person except to customers in the ordinary course of business or to the Purchasers or their representatives;

7.	suffered any substantial losses or waived any rights of material value, whether or not in the ordinary course of business, or suffered the loss of any material amount of prospective business;

8.	made any changes in employee compensation except in the ordinary course of business and consistent with past practices;

9.	made capital expenditures or commitments therefor that aggregate in excess of $100,000;

10.	entered into any other transaction other than in the ordinary course of business, or entered into any other material transaction, whether or not in the ordinary course of business;

11.	made charitable contributions or pledges in excess of $25,000;

12.	suffered any material damage, destruction or casualty loss, whether or not covered by insurance;

13.	experienced any material problems with labor or management in connection with the terms and conditions of their employment;

14.	effected any two or more events of the foregoing kind which in the aggregate would be material to the Company or its subsidiaries; or

15.	entered into an agreement, written or otherwise, to take any of the foregoing actions.

(z) Public Utility Holding Company Act and Investment Company Act Status. The Company is not a “holding company” or a “public utility company” as such terms are defined in the Public Utility Holding Company Act of 1935, as amended. The Company is not, and as a result of and immediately upon the Closing will not be, an “investment company” or a company “controlled” by an “investment company,” within the meaning of the Investment Company Act of 1940, as amended.

(aa) ERISA. No liability to the Pension Benefit Guaranty Corporation has been incurred with respect to any Plan by the Company or any of its subsidiaries which is or would be materially adverse to the Company and its subsidiaries. The execution and delivery of this Agreement and the issuance and sale of the Preferred Stock will not involve any transaction which is subject to the prohibitions of Section 406 of ERISA or in connection with which a tax could be imposed pursuant to Section 4975 of the Internal Revenue Code of 1986, as amended, provided that, if any of the Purchasers, or any person or entity that owns a beneficial interest in any of the Purchasers, is an “employee pension benefit plan” (within the meaning of Section 3(2) of ERISA) with respect to which the Company is a “party in interest” (within the meaning of Section 3(14) of ERISA), the requirements of Sections 407(d)(5) and 408(e) of ERISA, if applicable, are met. As used in this Section 3(aa), the term “Plan” shall mean an “employee pension benefit plan” (as defined in Section 3 of ERISA) which is or has been established or maintained, or to which contributions are or have been made, by the Company or any subsidiary or by any trade or business, whether or not incorporated, which, together with the Company or any subsidiary, is under common control, as described in Section 414(b) or (c) of the Code.

(bb) Anti-Takeover Provisions. The Company and its board of directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under its Certificate of Incorporation or the laws of the state of its incorporation which is or could become applicable to any Purchaser as a result of the transactions contemplated by this Agreement, including without limitation, the Company’s issuance of the Securities and any and all Purchaser’s ownership of the Securities. Except as specifically contemplated by this Agreement, the Company is not required to obtain any consent, approval, authorization or order of, or make any filing or registration with, any court or governmental agency or any regulatory or self-regulatory agency or other third party in order for it to execute, deliver or perform any of its obligations under this Agreement or any of the other Transaction Documents, in each case in accordance with the terms hereof or thereof.

(cc) Independent Nature of Purchasers. The Company acknowledges that the obligations of each Purchaser under the Transaction Documents are several and not joint with the obligations of any other Purchaser, and no Purchaser shall be responsible to the Company in any way for the performance of the obligations of any other Purchaser under the Transaction Documents. The Company acknowledges that nothing contained herein, or in any Transaction Document, and no action taken by any Purchaser pursuant hereto or thereto, shall be deemed by the Company to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption by the Company that the Purchasers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents. The Company acknowledges that each Purchaser shall be entitled to independently protect and enforce its rights, including without limitation, the rights arising out of this Agreement or out of the other Transaction Documents against the Company, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose. The Company acknowledges that for reasons of administrative convenience only, the Transaction Documents have been prepared by counsel for the placement agent and such counsel does not represent the Purchasers and the Purchasers have retained their own individual counsel with respect to the transactions contemplated hereby.  The Company acknowledges that it has elected to provide all Purchasers with the same terms and Transaction Documents for the convenience of the Company and not because it was required or requested to do so by the Purchasers. The Company acknowledges that such procedure with respect to the Transaction Documents in no way creates a presumption by the Company that the Purchasers are in any way acting in concert or as a group with respect to the Transaction Documents or the transactions contemplated hereby or thereby.

(dd) No General Solicitation or Integrated Offering. Neither the Company nor any distributor participating on the Company’s behalf in the transactions contemplated hereby (if any) nor any person acting for the Company, or any such distributor, has conducted any “general solicitation” (as such term is defined in Regulation D) with respect to any of the Securities being offered hereby. Neither the Company nor any of its affiliates, nor any person acting on its or their behalf, has directly or indirectly made any offers or sales of any security or solicited any offers to buy any security under circumstances that would cause the offering of the Securities pursuant to this Agreement to be integrated with any prior offering of securities of the Company for purposes of the Securities Act which would prevent the Company from selling the Securities pursuant to Rule 506 under the Securities Act, or any applicable exchange-related stockholder approval provisions, nor will the Company or any of its affiliates or subsidiaries take any action or steps that would cause the offering of the Securities to be integrated with other offerings. Except as set forth on Section 3(dd) of the Disclosure Schedule, the Company does not have any registration statement pending before the SEC or currently under the SEC’s review and since October 1, 2005, the Company has not offered or sold any of its equity securities or debt securities convertible into shares of Common Stock.

(ee) Certain Fees. Except as set forth in this Agreement or on Section 3(ee) of the Disclosure Schedule, no brokers, finders or financial advisory fees or commissions will be payable by the Company or any subsidiary or any Purchaser with respect to the transactions contemplated by this Agreement.

(ff) Sarbanes-Oxley Act. The Company is in compliance with the applicable provisions of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), and the rules and regulations promulgated thereunder, that are effective, and intends to comply with other applicable provisions of the Sarbanes-Oxley Act, and the rules and regulations promulgated thereunder, upon the effectiveness of such provisions.

(gg) Acknowledgment Regarding Securities. The number of Conversion Shares issuable upon conversion of the Preferred Stock and the number of Warrant Shares issuable upon exercise of the Warrants may increase in certain circumstances. The Company’s directors and executive officers have studied and fully understand the nature of the Securities being sold hereunder. The Company acknowledges that its obligation to issue Conversion Shares upon conversion of the Preferred Stock in accordance with the terms thereof and the Warrant Shares upon the exercise of the Warrants in accordance with the terms thereof is absolute and unconditional, regardless of the dilution that such issuance may have on the ownership interests of other stockholders and the availability of remedies provided for in any of the Transaction Documents relating to a failure or refusal to issue Conversion Shares or Warrant Shares.

(hh) Disclosure. All information relating to or concerning the Company and/or any of its Subsidiaries set forth in this Agreement or provided to the Purchasers pursuant to Section 2(d) hereof or otherwise by the Company in connection with the transactions contemplated hereby is true and correct in all material respects and the Company has not omitted to state any material fact necessary in order to make the statements made herein or therein, in light of the circumstances under which they were made, not misleading. No event or circumstance has occurred or exists with respect to the Company or its Subsidiaries or their respective businesses, properties, prospects, operations or financial conditions, which has not been publicly disclosed but, under applicable law, rule or regulation, would be required to be disclosed by the Company in a registration statement filed on the date hereof by the Company under the Securities Act with respect to a primary issuance of the Company’s securities.

4. COVENANTS.

(a) Best Efforts. The parties shall use their respective best efforts timely to satisfy each of the conditions described in Sections 6 and 7 of this Agreement.

(b) Form D; Blue Sky Laws. The Company shall file with the SEC a Form D with respect to the Securities as required under Regulation D and provide a copy thereof to each Purchaser promptly after such filing. The Company shall, on or before the Closing Date, take such action as the Company shall reasonably determine is necessary to qualify the Securities for sale to each Purchaser pursuant to this Agreement under applicable securities or “blue sky” laws of the states of the United States or obtain exemption therefrom, and shall provide evidence of any such action so taken to each Purchaser on or prior to the applicable Closing Date.

(c) Reporting Status. So long as any Purchasers (or any of their respective affiliates) beneficially own any of the Securities, the Company shall timely file all reports required to be filed with the SEC pursuant to the Exchange Act, and the Company shall not terminate its status as an issuer required to file reports under the Exchange Act even if the Exchange Act or the rules and regulations thereunder would permit such termination. In addition, the Company shall take all actions necessary to meet the “registrant eligibility” requirements set forth in the general instructions to Form S-1 or any successor form thereto, to continue to be eligible to register the resale of its Common Stock on a registration statement on Form S-1 under the Securities Act.

(d) Reporting Requirements. If the SEC ceases making periodic reports filed under Section 13 of the Exchange Act available via the Internet, then at a Purchaser’s request the Company shall furnish the following to such Purchaser so long as such Purchaser shall be obligated hereunder to purchase the Preferred Stock or shall beneficially own any Preferred Stock, or shall own Conversion Shares which, in the aggregate, represent more than 2% of the total combined voting power of all voting securities then outstanding:

(1) Quarterly Reports filed with the SEC on Form 10-Q as soon as practical after the document is filed with the SEC, and in any event within five (5) days after the document is filed with the SEC;

(2) Annual Reports filed with the SEC on Form 10-K as soon as practical after the document is filed with the SEC, and in any event within five (5) days after the document is filed with the SEC; and

(3) Copies of all notices and information, including without limitation notices and proxy statements in connection with any meetings, that are provided to holders of shares of Common Stock, contemporaneously with the delivery of such notices or information to such holders of Common Stock.

(e) Amendments. The Company shall not amend or waive any provision of the Certificate or Bylaws of the Company in any way that would adversely affect the liquidation preferences, dividends rights, conversion rights, voting rights or redemption rights of the Preferred Stock; provided, however, that any creation and issuance of another series of Junior Stock (as defined in the Certificate of Designation) or any other class or series of equity securities which by its terms shall rank on parity with the Preferred Stock shall not be deemed to materially and adversely affect such rights, preferences or privileges.

(f) Other Agreements. The Company shall not enter into any agreement in which the terms of such agreement would restrict or impair the right or ability to perform of the Company or any subsidiary under any Transaction Document.

(g) Distributions. So long as any Preferred Stock or Warrants remain outstanding, the Company agrees that it shall not purchase or otherwise acquire for value, directly or indirectly, any Common Stock or other equity security of the Company.

(h) Use of Proceeds. The Company shall use the proceeds from the sale and issuance of the Preferred Stock and Warrants to pay certain legacy obligations of the Company, and for general corporate purposes and working capital. Such remaining proceeds shall not be used to (i) pay dividends; (ii) pay for any increase in executive compensation or make any loan or other advance to any officer, employee, shareholder, director or other affiliate of the Company, without the express approval of the Board of Directors acting in accordance with past practice; (iii) purchase debt or equity securities of any entity (including redeeming the Company’s own securities), except for (A) evidences of indebtedness issued or fully guaranteed by the United States of America and having a maturity of not more than one year from the date of acquisition, (B) certificates of deposit, notes, acceptances and repurchase agreements having a maturity of not more than one year from the date of acquisition issued by a bank organized in the United States having capital, surplus and undivided profits of at least $500,000,000, (C) the highest-rated commercial paper having a maturity of not more than one year from the date of acquisition, and (D) “Money Market” fund shares, or money market accounts fully insured by the Federal Deposit Insurance Corporation and sponsored by banks and other financial institutions, provided that the investments consist principally of the types of investments described in clauses (A), (B), or (C) above; or (iv) make any investment not directly related to the current business of the Company.

(i) Financial Information. The Company shall send (via electronic transmission or otherwise), or make available via its website at www.wavewireless.com, the following reports (or notification of their availability to the public) to the Purchasers until the Purchasers transfer, assign or sell all of their Securities: (i) within ten days after the filing with the SEC, a copy of its Annual Report on Form 10-K, its Quarterly Reports on Form 10-Q, its proxy statements and any Current Reports on Form 8-K; and (ii) within one day after release, copies of all press releases issued by the Company or any of its Subsidiaries.

(j) Reservation of Shares. So long as any of the Preferred Stock or Warrants remain outstanding, the Company shall take all action necessary to at all times have authorized, and reserved for the purpose of issuance, no less than one hundred percent (100%) of the aggregate number of shares of Common Stock needed to provide for the issuance of the Conversion Shares and shall, upon the Company filing the Charter Amendment (as defined in Section 4(w) hereof), take all action necessary to at all times have authorized, and reserved for the purpose of issuance, no less than one hundred percent (100%) of the aggregate number of shares of Common Stock needed to provide for the issuance of the Conversion Shares and the Warrant Shares.

(k) Listing. The Company shall maintain, so long as any Purchasers (or any of their respective affiliates) beneficially own any Securities, the listing of all Conversion Shares and Warrant Shares from time to time issuable upon conversion of the Preferred Stock and exercise of the Warrants on each national securities exchange, automated quotation system or electronic bulletin board on which shares of Common Stock are currently listed. The Company will use its best efforts to continue the listing and trading of its Common Stock on the Bulletin Board or the Nasdaq Capital Market (the “Capital Market”), Nasdaq National Market (the “National Market”), the New York Stock Exchange (the “NYSE”) or the American Stock Exchange (the “AMEX”) and will comply in all respects with the reporting, filing and other obligations under the bylaws or rules of the National Association of Securities Dealers, Inc. (the “NASD”), such exchanges, or such electronic system, as applicable. The Company shall promptly provide to each Purchaser copies of any notices it receives regarding the continued eligibility of the Common Stock for trading on the Bulletin Board or on any securities exchange or automated quotation system on which securities of the same class or series issued by the Company are then listed or quoted, if any.

(l) Corporate Existence. So long as any Purchasers (or any of their respective affiliates) beneficially own any Securities, the Company shall maintain its corporate existence, and in the event of a merger, consolidation or sale of all or substantially all of the Company’s assets, the Company shall ensure that the surviving or successor entity in such transaction and, if an entity different from the successor or acquiring entity, the entity whose securities into which the Common Stock shall become convertible or exchangeable in such transaction (i) assumes the Company’s obligations under this Agreement and the other Transaction Documents and the agreements and instruments entered into in connection herewith and therewith regardless of whether or not the Company would have had a sufficient number of shares of Common Stock authorized and available for issuance in order to effect the conversion of all the Preferred Stock and exercise in full of all Warrants outstanding as of the date of such transaction and (ii) except in the event of a merger, consolidation of the Company into any other corporation, or the sale or conveyance of all or substantially all of the assets of the Company where the consideration consists solely of cash, the surviving or successor entity and, if an entity different from the successor or acquiring entity, the entity whose securities into which the Common Stock shall become convertible or exchangeable in such transaction, is a publicly traded corporation whose common stock is listed for trading on the Capital Market, National Market, the NYSE or the AMEX.

(m) No Integrated Offerings. The Company shall not make any offers or sales of any security (other than the Securities) under circumstances that would require registration of the Securities being offered or sold hereunder under the Securities Act or cause this offering of the Securities to be integrated with any other offering of securities by the Company for purposes of any stockholder approval provision applicable to the Company or its securities.

(n) Legal Compliance. The Company shall conduct its business and the business of its Subsidiaries in compliance with all laws, ordinances or regulations of governmental entities applicable to such businesses, except where the failure to do so would not have a Material Adverse Effect.

(o) Information. The Company shall keep at its principal executive office a true copy of this Agreement (as at the time in effect), and cause the same to be available for inspection at such office during normal business hours by any holder of Securities or any prospective transferee of Securities designated by a holder thereof.

(p) Keeping of Records and Books of Account. The Company shall keep and cause each subsidiary to keep adequate records and books of account, in which complete entries will be made in accordance with GAAP consistently applied, reflecting all financial transactions of the Company and its subsidiaries, and in which, for each fiscal year, all proper reserves for depreciation, depletion, obsolescence, amortization, taxes, bad debts and other purposes in connection with its business shall be made.

(q) Disclosure of Transaction. The Company shall issue a press release describing the material terms of the transactions contemplated hereby (the “Press Release”) as soon as practicable after the Closing but in no event later than one hour after the Closing; provided, however, that if the Closing occurs after 4:00 P.M. Eastern Time on any Trading Day, the Company shall issue the Press Release no later than 9:00 A.M. Eastern Time on the first Trading Day following the Closing Date. The Company shall also file with the SEC a Current Report on Form 8-K (the “Form 8-K”) describing the material terms of the transactions contemplated hereby (and attaching as exhibits thereto this Agreement, the Registration Rights Agreement, the Certificate of Designation, the form of each series of Warrant and the Press Release) as soon as practicable following the Closing Date but in no event more than two (2) Trading Days following the Closing Date, which Press Release and Form 8-K shall be subject to prior review and comment by the Purchasers. “Trading Day” means any day during which the OTC Bulletin Board (or other principal exchange on which the Common Stock is traded) shall be open for trading.

(r) Inspection of Properties and Books. So long as any Purchaser beneficially owns any Securities, such Purchaser and its representatives and agents (collectively, the “Inspectors”) shall have the right, at such Purchaser’s expense, to visit and inspect any of the properties of the Company and of its Subsidiaries, to examine the books of account and records of the Company and of its Subsidiaries, to make or be provided with copies and extracts therefrom, to discuss the affairs, finances and accounts of the Company and of its Subsidiaries with, and to be advised as to the same by, its and their officers, employees and independent public accountants (and by this provision the Company authorizes such accountants to discuss such affairs, finances and accounts, whether or not a representative of the Company is present) all at such reasonable times and intervals and to such reasonable extent as the Purchasers may desire; provided, however, that each Inspector shall hold in confidence and shall not make any disclosure (except to such Purchaser) of any such information which the Company determines in good faith to be confidential, and of which determination the Inspectors are so notified, unless (i) the disclosure of such information is necessary to avoid or correct a misstatement or omission in any Registration Statement filed pursuant to the Registration Rights Agreement, (ii) the release of such information is ordered pursuant to a subpoena or other order from a court or government body of competent jurisdiction, or (iii) such information has been made generally available to the public other than by disclosure in violation of this or any other agreement. Each Purchaser agrees that it shall, upon learning that disclosure of such information is sought in or by a court or governmental body of competent jurisdiction or through other means, give prompt notice to the Company and allow the Company, at its expense, to undertake appropriate action to prevent disclosure of, or to obtain a protective order for, the information deemed confidential.

(s) Pledge of Securities. The Company acknowledges and agrees that the Securities may be pledged by any Purchaser in connection with a bona fide margin agreement or other loan or financing arrangement that is secured by the Securities. The pledge of Securities shall not be deemed to be a transfer, sale or assignment of the Securities hereunder, and no Purchaser effecting a pledge of Securities shall be required to provide the Company with any notice thereof or otherwise make any delivery to the Company pursuant to this Agreement or any other Transaction Document. The Company shall execute and deliver such documentation as a pledgee of the Securities may reasonably request in connection with a pledge of the Securities to such pledgee by a Purchaser.

(t) Variable Securities. The Company shall not, in any manner, issue or sell any rights, warrants or options to subscribe for or purchase Common Stock, or any other securities directly or indirectly convertible into or exchangeable or exercisable for Common Stock, at an effective conversion, exchange or exercise price that varies or may vary with the market price of the Common Stock, including by way of one or more reset(s) to any fixed price.

(u) Fees and Expenses. Each party shall pay the fees and expenses of its advisors, counsel, accountants and other experts, if any, and all other expenses, incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement.

(v) Participation Right; Exchange Rights. Subject to the terms and conditions specified in this Section 4(v), for a period of one year calculated from the Closing Date, the holders of Preferred Stock shall have a right to participate with respect to the issuance or possible issuance of (i) equity or equity-linked securities, or (ii) debt which is convertible into equity or in which there is an equity component (“Additional Securities”) on the same terms and conditions as offered by the Company to the other purchasers of such Additional Securities. Each time the Company proposes to offer any Additional Securities, the Company shall make an offering of such Additional Securities to each Purchaser in accordance with the following provisions:

(i) the Company shall deliver a notice (the “Notice”) to the holders of Preferred Stock stating (i) its bona fide intention to offer such Additional Securities, (ii) the number of such Additional Securities to be offered, (iii) the price and terms, if any, upon which it proposes to offer such Additional Securities, and (iv) the anticipated closing date of the sale of such Additional Securities;

(ii) by written notification received by the Company within five (5) trading days after giving of the Notice, any holder of Preferred Stock may elect to purchase or obtain, at the price and on the terms specified in the Notice, up to that portion of such Additional Securities that have a total purchase price equal to one half of the face amount of the Preferred Stock held by such holder (including any shares of Preferred Stock that have been converted into Common Stock). The Company shall promptly, in writing, inform each holder of Preferred Stock that elects to purchase all of the Additional Shares available to it (“Fully-Exercising Holder”) of any other holder of Preferred Stock’s failure to do likewise. During the five (5) trading day period commencing after such information is given, each Fully-Exercising Holder shall be entitled to obtain that portion of the Additional Securities for which the holders of Preferred Stock were entitled to subscribe but that were not subscribed for by the holders of Preferred Stock that is equal to the proportion that the face amount of the Preferred Stock held by such Fully-Exercising Holder (including any shares of Preferred Stock that have been converted into Common Stock) bears to the total face amount of the Preferred Stock held by all holders of Preferred Stock (including any shares of Preferred Stock that have been converted into Common Stock);

(iii) notwithstanding the provisions of Section 4(v)(ii), for a period of one year calculated from the effective date of the Registration Statement, by written notification received by the Company within five (5) trading days after giving of the Notice, any holder of Preferred Stock may elect to purchase or obtain, at the price and on the terms specified in the Notice, up to that portion of such Additional Securities that have a total purchase price equal to the face amount of the Preferred Stock held by such holder (including any shares of Preferred Stock that have been converted into Common Stock); provided, however, that any holder of Preferred Stock who elects to purchase Additional Securities pursuant to this Section 4(v) shall be required to surrender to the Company Preferred Stock (or Common Stock issued on the conversion of such Preferred Stock) for which the face amount (plus all accrued but unpaid dividends) equals the total purchase price of the Additional Securities to be acquired by such holder of Preferred Stock, and the Company shall accept such Preferred Stock (or Common Stock issued on the conversion of such Preferred Stock) as payment in full for such Additional Securities. The provisions of this Section 4(v)(iii) shall be of no further force or effect upon the consummation of any transaction resulting in the issuance of the Company’s Common Stock in connection with a bona fide offering at an offering price per share (prior to any underwriter’s commissions and discounts) of not less than $0.075 (as adjusted to reflect any stock dividends, distributions, combinations, reclassifications and other similar transactions effected by the Company in respect to its Common Stock) that results in total net proceeds to the Company of at least $2,500,000;

(iv) if all Additional Securities which the holders of Preferred Stock are entitled to obtain pursuant to Section 4(v)(ii) or Section 4(v)(iii) are not elected to be obtained as provided in subsection Section 4(v)(ii) or Section 4(v)(iii) hereof, the Company may, during the 75-day period following the expiration of the period provided in subsection Section 4(v)(ii) or Section 4(v)(iii)) hereof, offer the remaining unsubscribed portion of such Additional Securities to any person or persons at a price not less than, and upon terms no more favorable to the offeree than, those specified in the Notice. If the Company does not consummate the sale of such Additional Securities within such period, the right provided hereunder shall be deemed to be revived and such Additional Securities shall not be offered or sold unless first reoffered to the holders of Preferred Stock in accordance herewith;

(v) the participation right in this Section 4(v) shall not be applicable to (i) the issuance or sale of shares of Common Stock (or options therefor) to employees, officers, directors, or consultants of the Company for the primary purpose of soliciting or retaining their employment or service pursuant to a stock option plan (or similar equity incentive plan) approved in good faith by the Board of Directors, (ii) the issuance of Common Stock in connection with a bona fide underwritten public offering at an offering price per share (prior to underwriter’s commissions and discounts) of not less than 200% of the Conversion Price (as adjusted to reflect any stock dividends, distributions, combinations, reclassifications and other similar transactions effected by the Company in respect to its Common Stock) that results in total proceeds to the Company of at least $10,000,000, (iii) the issuance or sale of the Preferred Stock, (iv) the issuance of securities in connection with mergers, acquisitions, strategic business partnerships or joint ventures approved by the Board of Directors and the primary purpose of which, in the reasonable judgment of the Board of Directors, is not to raise additional capital or (v) any issuance of securities as to which the Majority Holders shall have executed a written waiver of the rights contained in this Section 4(v); and

(vi) the participation right set forth in this Section 4(v) may not be assigned or transferred, except that such right is assignable by each holder of Preferred Stock to any wholly-owned subsidiary or parent of, or to any corporation or entity that is, within the meaning of the Securities Act, controlling, controlled by or under common control with, any such holder of Preferred Stock.

(w) Increase in Authorized Shares. The Company shall obtain the approval of its stockholders no later than December 31, 2006 (the “Amendment Date”) to increase the Company’s authorized shares of Common Stock to the number of shares of Common Stock sufficient to reserve one hundred percent (100%) of the number of shares of Common Stock as shall from time to time be sufficient to effect the conversion of all of the Preferred Stock and exercise of the Warrants then outstanding (the “Share Increase”). Within two (2) business days of receiving such stockholder approval, the Company shall file an amendment to the Certificate of Incorporation (the “Charter Amendment”) with the Delaware Secretary of State to effect the Share Increase. In the event the Company’s stockholders have not approved the Charter Amendment by the Amendment Date, the Company shall pay to each Purchaser an amount, in cash, equal to the product of (i) the number of Warrant Shares issuable upon exercise of the Warrants held by such Purchaser multiplied by (ii) the purchase price per share of Common Stock, multiplied by two percent (2%) for each 30 day period (or portion thereof) after the Amendment Date and prior to the approval of the Charter Amendment by the Company’s stockholders.

5. TRANSFER AGENT INSTRUCTIONS.

(a) Upon conversion of the Preferred Stock or exercise of the Warrants by any person, (i) if the DTC Transfer Conditions (as defined below) are satisfied, the Company shall cause its transfer agent to electronically transmit all Conversion Shares and Warrant Shares by crediting the account of such person or its nominee with the Depository Trust Company (“DTC”) through its Deposit Withdrawal Agent Commission system; or (ii) if the DTC Transfer Conditions are not satisfied, the Company shall issue and deliver, or instruct its transfer agent to issue and deliver, certificates (subject to the legend and other applicable provisions hereof and the Certificate of Designation and Warrants), registered in the name of such person its nominee, physical certificates representing the Conversion Shares and Warrant Shares, as applicable. Even if the DTC Transfer Conditions are satisfied, any person effecting a conversion of Preferred Stock or exercising Warrants may instruct the Company to deliver to such person or its nominee physical certificates representing the Conversion Shares and Warrant Shares, as applicable, in lieu of delivering such shares by way of DTC Transfer. For purposes of this Agreement, “DTC Transfer Conditions” means that (A) the Company’s transfer agent is participating in the DTC Fast Automated Securities Transfer program and (B) the certificates for the Conversion Shares or Warrant Shares required to be delivered do not bear a legend and the person effecting such conversion or exercise is not then required to return such certificate for the placement of a legend thereon.

(b) The Company warrants that no instruction other than such instructions referred to in this Section 5, and stop transfer instructions to give effect to Sections 2(f) and 2(g) hereof in the case of the transfer of the Conversion Shares or Warrant Shares prior to registration of the Conversion Shares and Warrant Shares under the Securities Act or without an exemption therefrom, shall be given by the Company to its transfer agent and that the Securities shall otherwise be freely transferable on the books and records of the Company as and to the extent provided in this Agreement. Nothing in this Section 5(a) shall affect in any way the Purchasers’ obligations and agreements set forth in Section 2(g) hereof to resell the Securities pursuant to an effective registration statement or under an exemption from the registration requirements of applicable securities law.

(c) If any Purchaser provides the Company and the transfer agent with an opinion of counsel, which opinion of counsel shall be in form, substance and scope customary for opinions of counsel in comparable transactions, to the effect that the Securities to be sold or transferred may be sold or transferred pursuant to an exemption from registration, or any Purchaser provides the Company with reasonable assurances that such Securities may be sold under Rule 144, the Company shall permit the transfer and, in the case of the Conversion Shares and Warrant Shares, promptly instruct its transfer agent to issue one or more certificates in such name and in such denominations as specified by the Purchasers.

6. CONDITIONS TO THE COMPANY’S OBLIGATION TO SELL.

The obligation of the Company hereunder to issue and sell the Preferred Stock to each Purchaser hereunder is subject to the satisfaction, at or before each Closing Date, of each of the following conditions as to such Purchaser, provided that these conditions are for the Company’s sole benefit and may be waived by the Company at any time in its sole discretion:

(a) Each Purchaser shall have executed such Purchaser’s Execution Page to this Agreement and each other Transaction Document to which such Purchaser is a party and delivered the same to the Company.

(b) Each Purchaser shall have delivered the full amount of such Purchaser’s Purchase

Price in accordance with Section 8 hereof.

(c) The representations and warranties of each Purchaser shall be true and correct as of the date when made and as of the applicable Closing Date as though made at that time (except for representations and warranties that speak as of a specific date, which representations and warranties shall be true and correct as of such date), and such Purchaser shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by such Purchaser at or prior to the applicable Closing Date.

(d) The Company shall have delivered to such Purchaser a secretary’s certificate, dated as of the Closing Date, as to (i) the Resolutions, (ii) the Certificate, (iii) the Bylaws, (iv) the Certificate of Designation, each as in effect at the Closing, and (iv) the authority and incumbency of the officers of the Company executing the Transaction Documents and any other documents required to be executed or delivered in connection therewith.

(e) No statute, rule, regulation, executive order, decree, ruling, injunction, action or proceeding shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby which prohibits the consummation of any of the transactions contemplated by this Agreement.

(f) At the Closing, the Purchasers shall have received an opinion of counsel to the Company, dated the date of the Closing, in the form of Exhibit D hereto, and such other certificates and documents as the Purchasers or its counsel shall reasonably require incident to the Closing.

(g) No action, suit or proceeding before any arbitrator or any governmental authority shall have been commenced, and no investigation by any governmental authority shall have been threatened, against the Company or any subsidiary, or any of the officers, directors or affiliates of the Company or any subsidiary seeking to restrain, prevent or change the transactions contemplated by this Agreement, or seeking damages in connection with such transactions.

7. CONDITIONS TO EACH PURCHASER’S OBLIGATION TO PURCHASE.

The obligation of each Purchaser hereunder (which obligations shall be several, and not joint) to purchase the Preferred Stock for which it is subscribing from the Company hereunder is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that such conditions are for each Purchaser’s individual and sole benefit and may be waived by any Purchaser as to such Purchaser at any time in such Purchaser’s sole discretion:

(a) The Company shall have executed such Purchaser’s Execution Page to this Agreement and each other Transaction Document to which the Company is a party and delivered executed originals of the same to such Purchaser.

(b) The Certificate of Designation shall have been filed and accepted for filing with the Secretary of State of the State of Delaware and a copy thereof certified by the Secretary of State of the State of Delaware shall have been delivered to such Purchaser.

(c) The Company shall have delivered to such Purchaser duly executed certificates representing the Preferred Stock and Warrants for the number of shares being purchased by such Purchaser (each in such denominations as such Purchaser shall request), registered in such Purchaser’s name.

(d) The Common Stock shall be authorized for quotation and listed on the Bulletin Board and trading in the Common Stock (or on the Bulletin Board generally) shall not have been suspended by the SEC or the Bulletin Board.

(e) The representations and warranties of the Company shall be true and correct as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date, which representations and warranties shall be true and correct as of such date) and the Company shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to the Closing Date. Such Purchaser shall have received a certificate, executed by the Chief Executive Officer of the Company after reasonable investigation, dated as of the Closing Date to the foregoing effect and as to such other matters as may reasonably be requested by such Purchaser.

(f) No statute, rule, regulation, executive order, decree, ruling, injunction, action or proceeding shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby which questions the validity of, challenges or prohibits the consummation of, any of the transactions contemplated by this Agreement.

(g) There shall have been no material adverse changes and no material adverse developments in the business, properties, operations, prospects, financial condition or results of operations of the Company and its Subsidiaries, taken as a whole, since the date hereof, and no information that is materially adverse to the Company and of which such Purchaser is not currently aware shall come to the attention of such Purchaser.

8. ESCROW PROVISIONS.

(a) Appointment of Escrow Agent. The Company and each Purchaser hereby jointly appoint Escrow Agent as escrow agent to hold the Purchase Price deposited into escrow with it pursuant to this Agreement (the “Escrow Deposit”), and Escrow Agent hereby agrees to hold the Escrow Deposit in escrow in accordance with the terms hereof and to perform its other duties hereunder.

(b) Deposit of Escrow Deposit. On or before the date hereof, each Purchaser shall transmit the Escrow Deposit to Escrow Agent by federal wire transfer of immediately available U.S. funds. Subject to Section 8(d) hereof, and until all of the Escrow Deposit shall have been disbursed as provided in this Agreement, Escrow Agent shall hold the Escrow Deposit in an non-interest bearing account. Upon distribution to the Company, such income shall be treated as income of the Company for income tax purposes. Whenever required by this Agreement to disburse any of the Escrow Deposit, Escrow Agent shall liquidate sufficient investments to permit such disbursement to be made.

(c) Disposition of Escrow Deposit. As soon as reasonably practicable following receipt of written instructions from the Company and Burnham Hill Partners, a division of Pali Capital, Inc., as placement agent for the Securities, along with duly executed and delivered copies of each Purchaser’s Execution Page to this Agreement and each other Transaction Document to which such Purchaser is a party, Escrow Agent shall, subject to payment of Escrow Agent’s expenses and fees pursuant to Section 8(f) hereof and the fees of the placement agent, deliver the Escrow Deposit to the Company by federal wire transfer of immediately available U.S. funds in accordance with wire instructions provided by the Company, and, upon such deliveries, Escrow Agent shall be fully discharged from any and all obligations hereunder. If written instructions regarding the disposition of the Escrow Deposit and duly executed and delivered copies of each Purchaser’s Execution Page to this Agreement and each other Transaction Document to which such Purchaser is a party are not received by Escrow Agent within five (5) business days of the date hereof, the Escrow Agent shall return the applicable portion of the Escrow Deposit to each Purchaser upon the request of the Purchaser and, upon such delivery, Escrow Agent shall be fully discharged from any and all obligations hereunder.

(d) Resignation or Removal of Escrow Agent. Escrow Agent may resign at any time upon 10 days’ prior notice to the Company and may be removed by the mutual consent of the Company and each Purchaser upon 10 days’ prior notice to Escrow Agent. Prior to the effective date of the resignation or removal of Escrow Agent or any successor escrow agent, the Company and the Purchasers shall jointly appoint a successor escrow agent to hold the Escrow Deposit and any such successor escrow agent shall execute and deliver to the predecessor escrow agent an instrument accepting such appointment and the terms of this Agreement. Thereafter, upon receipt of the Escrow Deposit from the predecessor agent, such successor agent shall, without further act, become vested with all of the rights, powers and duties of the predecessor escrow agent as if originally named herein, and such predecessor escrow agent shall be released from all obligations and liability hereunder. If no successor escrow agent is appointed prior to the effective date of the termination or resignation of the Escrow Agent, Escrow Agent may: (i) file an interpleader action in any court of competent jurisdiction and deposit the Escrow Deposit with the clerk of such court, or (ii) deliver the Escrow Deposit to a bank with capital in excess of $100 million which executes and delivers to the predecessor escrow agent an instrument accepting such appointment and the terms of this Agreement. Thereafter, upon receipt of the Escrow Deposit from the predecessor agent, such successor agent shall, without further act, become vested with all of the rights, powers and duties of the predecessor escrow agent as if originally named herein, and such predecessor escrow agent shall be released from all obligations and liability hereunder.

(e) Liability of Escrow Agent.

(i) The duties of Escrow Agent hereunder are entirely administrative and not discretionary. Escrow Agent is obligated to act only in accordance with this Agreement, is authorized hereby to comply with any orders, judgments or decrees of any court or arbitration panel (whether or not any appeal thereof is pending) and shall not incur any liability as a result of its compliance with such instructions, orders, judgments or decrees. Escrow Agent may assume the due execution, validity and effectiveness of, and the truth and accuracy of any information contained in, any instrument or other document presented to it and shall not have any obligation to inquire into the authenticity or authorization thereof.

(ii) Escrow Agent shall have no liability under, or duty to inquire into, the terms and provisions of any other agreement between any of the parties hereto. If any of the terms and provisions of any other agreement conflict or are inconsistent with any of the terms and provisions of this Agreement, the terms and provisions of this Agreement in respect of Escrow Agent’s rights and duties shall govern and control in all respects.

(iii) If Escrow Agent shall be uncertain as to its rights or duties hereunder, it shall be entitled to refrain from taking any action other than to keep all property held in escrow pursuant hereto until it shall be directed otherwise in a writing signed by the Company and each Purchaser or by an order of a court of competent jurisdiction. Alternatively, in such situation, Escrow Agent may in its sole discretion, deliver and interplead the Escrow Deposit, together with any interest thereon, into a court of competent jurisdiction, and, upon such delivery and interpleading, Escrow Agent shall be fully discharged from any and all obligations and liability hereunder. Escrow Agent may consult with counsel of its choice, and shall not be liable for any action taken, suffered, or omitted by it in accordance with the advice of such counsel. Escrow Agent shall not be required to institute legal proceedings of any kind and shall not be required to defend any legal proceedings which may be instituted against it in respect of the subject matter of this Agreement unless requested to do so by another party hereto and indemnified to its satisfaction against the costs and expenses of such defense.

(iv) The Company and each Purchaser hereby irrevocably waive and covenant not to bring any suit, claim, demand or cause of action of any kind which any or all may have to assert against Escrow Agent (or any partner or employee of Escrow Agent) arising out of or relating to the execution or performance by Escrow Agent of this Agreement now or in the future, unless such suit, claim, demand or cause of action is based upon the willful misconduct of Escrow Agent or Escrow Agent’s gross negligence in its failure to perform an express obligation hereunder. Escrow Agent shall be indemnified and held harmless against any and all liabilities, including judgments, costs and reasonable counsel fees, for anything done or omitted by Escrow Agent in the performance of this Escrow Agreement except as a result of its willful misconduct or gross negligence in its failure to perform an express obligation hereunder. All such reimbursements and indemnifications shall be the joint and several obligation of the Company and each Purchaser.

(f) Expenses of Escrow Agent. Escrow Agent’s expenses and fees shall be deducted from any interest accrued on the Escrow Deposit prior to the distribution of such accrued interest to the Company in accordance with this Section 8. Any expenses and fees of Escrow Agent in excess of the accrued interest, up to a maximum of Five Thousand Dollars ($5,000) on the Escrow Deposit shall be the responsibility of the Company and shall be paid promptly upon receipt of an invoice from Escrow Agent.

9. FEES AND EXPENSES.

Except as otherwise set forth in this Agreement, the Registration Rights Agreement or the Certificate of Designation, each party shall pay the fees and expenses of its advisors, counsel, accountants and other experts, if any, and all other expenses, incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement, provided that the Company shall pay for attorneys’ fees and expenses (including disbursements and out-of-pocket expenses) incurred by one legal firm designated by the Purchasers in connection with (i) the preparation, negotiation, execution and delivery of this Agreement, the Certificate of Designation, the Warrants, the Registration Rights Agreement and the transactions contemplated thereunder, which payment shall be made at Closing, (ii) the filing and declaration of effectiveness by the SEC of the Registration Statement (as defined in the Registration Rights Agreement) and (iii) any amendments, modifications or waivers of this Agreement or any of the other Transaction Documents. In addition, the Company shall pay all reasonable fees and expenses incurred by the Purchasers in connection with the enforcement of this Agreement or any of the other Transaction Documents, including, without limitation, all reasonable attorneys’ fees and expenses. The Company shall pay all stamp or other similar taxes and duties levied in connection with issuance of the Preferred Stock pursuant hereto.

11. MISCELLANEOUS.

(a) Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York, without giving effect to any of the conflicts of law principles which would result in the application of the substantive law of another jurisdiction. This Agreement shall not be interpreted or construed with any presumption against the party causing this Agreement to be drafted.

(b) Jurisdiction. Each of the Company and the Purchasers (i) hereby irrevocably submits to the jurisdiction of the United States District Court sitting in the Southern District of New York and the courts of the State of New York located in New York county for the purposes of any suit, action or proceeding arising out of or relating to this Agreement or any of the other Transaction Documents or the transactions contemplated hereby or thereby and (ii) hereby waives, and agrees not to assert in any such suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such court, that the suit, action or proceeding is brought in an inconvenient forum or that the venue of the suit, action or proceeding is improper. Each of the Company and the Purchasers consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing in this Section 11(b) shall affect or limit any right to serve process in any other manner permitted by law.

(c) Counterparts. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party. This Agreement, once executed by a party, may be delivered to the other parties hereto by facsimile transmission of a copy of this Agreement bearing the signature of the party so delivering this Agreement. In the event any signature is delivered by facsimile transmission, the party using such means of delivery shall cause the manually executed execution page(s) hereof to be physically delivered to the other party within five days of the execution hereof, provided that the failure to so deliver any manually executed execution page shall not affect the validity or enforceability of this Agreement.

(d) Construction. Whenever the context requires, the gender of any word used in this Agreement includes the masculine, feminine or neuter, and the number of any word includes the singular or plural. Unless the context otherwise requires, all references to articles and sections refer to articles and sections of this Agreement, and all references to schedules are to schedules attached hereto, each of which is made a part hereof for all purposes. The descriptive headings of the several articles and sections of this Agreement are inserted for purposes of reference only, and shall not affect the meaning or construction of any of the provisions hereof.

(e) Severability. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement or the validity or enforceability of this Agreement in any other jurisdiction.

(f) Entire Agreement; Amendments. This Agreement and the other Transaction Documents (including any schedules and exhibits hereto and thereto) contain the entire understanding of the Purchasers, the Company, their affiliates and persons acting on their behalf with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor the Purchasers make any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be waived other than by an instrument in writing signed by the party against whom enforcement of the waiver is sought, and no provision of this Agreement may be amended other than by an instrument in writing signed by the Company and each Purchaser. No consideration shall be paid to a Purchaser by the Company in connection with an amendment hereto unless each Purchaser similarly affected by such amendment receives a pro rata amount of consideration from the Company, and, unless a Purchaser agrees otherwise, each amendment hereto shall similarly affect each Purchaser.

(g) Notices. Any notices required or permitted to be given under the terms of this Agreement shall be sent by certified or registered mail (return receipt requested) or delivered personally, by responsible overnight carrier or by confirmed facsimile, and shall be effective five days after being placed in the mail, if mailed, or upon receipt or refusal of receipt, if delivered personally or by responsible overnight carrier or confirmed facsimile, in each case addressed to a party. The initial addresses for such communications shall be as follows, and each party shall provide notice to the other parties of any change in such party’s address:

(i) If to the Company:

Wave Wireless Corporation

255 Consumers Road

Suite 500

Toronto, Ontario, Canada M2J IR4

Attention: Chief Financial Officer

Tel. No.: (416) 502-3203

Fax No.: (416) 502-2968

with a copy simultaneously transmitted by like means (which transmittal shall not constitute notice hereunder) to:

Procopio, Cory, Hargreaves & Savitch LLP

530 B Street

Suite 2100

San Diego, CA 92101

Attention: John Lee, Esq.

(ii) If to any Purchasers, to the address set forth under such Purchaser’s name on the Execution Page hereto executed by such Purchaser.

(iii) If to Escrow Agent:

Kramer Levin Naftalis & Frankel LLP
1177 Avenue of the Americas
New York, New York 10036
Attention: Christopher S. Auguste, Partner
Tel. No.: (212) 715-9100

Fax No.: (212) 715-8000

(h) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and assigns. Except as provided herein, the Company shall not assign this Agreement or any rights or obligations hereunder. Any Purchaser may assign or transfer the Securities pursuant to the terms of this Agreement and of such Securities, or assign such Purchaser’s rights hereunder or thereunder to any other person or entity, except for direct competitors of the Company or persons or entities that have publicly announced plans to compete directly with the Company. In addition, and notwithstanding anything to the contrary contained in this Agreement or the other Transaction Documents, the Securities may be pledged and all rights of any Purchaser under this Agreement or any other Transaction Document may be assigned, without further consent of the Company, to a bona fide pledgee in connection with such Purchaser’s margin or brokerage account.

(i) Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

(j) Survival. The representations and warranties of the Company and the agreements and covenants set forth in Sections 4(b), 4(c), 4(e), 4(g), 4(j), 4(k), 4(n), 4(p), 4(s), 4(v), 4(w) and 5 hereof shall survive the Closing notwithstanding any due diligence investigation conducted by or on behalf of any Purchaser. Moreover, none of the representations and warranties made by the Company herein shall act as a waiver of any rights or remedies any Purchaser may have under applicable U.S. federal or state securities laws.

(k) Waivers. No waiver by either party of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any other provisions, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right accruing to it thereafter.

(l) Headings. The article, section and subsection headings in this Agreement are for convenience only and shall not constitute a part of this Agreement for any other purpose and shall not be deemed to limit or affect any of the provisions hereof.

(m) Publicity. The Company and each Purchaser shall have the right to approve before issuance any press releases, SEC or, to the extent applicable, NASD filings, or any other public statements with respect to the transactions contemplated hereby; provided, however, that the Company shall be entitled, without the prior approval of the Purchasers, to make any press release or SEC or, to the extent applicable, NASD filings with respect to such transactions as is required by applicable law and regulations (although the Purchasers shall be consulted by the Company in connection with any such press release and filing prior to its release and shall be provided with a copy thereof and must provide specific consent to the use of their name in connection therewith).

(n) Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

(o) Indemnification. In consideration of each Purchaser’s execution and delivery of this Agreement and the other Transaction Documents and purchase of the Securities hereunder, and in addition to all of the Company’s other obligations under this Agreement and the other Transaction Documents, from and after the Closing, the Company shall defend, protect, indemnify and hold harmless each Purchaser and each other holder of the Securities and all of their stockholders, partners, members, officers, directors, employees and direct or indirect investors and any of the foregoing persons’ agents or other representatives (including, without limitation, those retained in connection with the transactions contemplated by this Agreement, collectively, the “Indemnitees”) from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith (irrespective of whether any such Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys’ fees and disbursements (the “Indemnified Liabilities”), incurred by any Indemnitee as a result of, or arising out of, or relating to (i) any misrepresentation or breach of any representation or warranty made by the Company in this Agreement, any other Transaction Document or any other certificate, instrument or document contemplated hereby or thereby, (ii) any breach of any covenant, agreement or obligation of the Company contained in this Agreement, any other Transaction Document or any other certificate, instrument or document contemplated hereby or thereby or (iii) any cause of action, suit or claim brought or made against such Indemnitee by a third party (including for these purposes a derivative action brought on behalf of the Company) and arising out of or resulting from (A) the execution, delivery, performance or enforcement of this Agreement, any other Transaction Document or any other certificate, instrument or document contemplated hereby or thereby, (B) any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of the issuance and sale of the Securities, (C) any disclosure made by such Purchaser pursuant to Section 4(b) or 4(o) hereof, or (D) the status of such Purchaser or holder of the Securities as an investor in the Company. To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law.

(p) Indemnification Procedure. Any party entitled to indemnification under this Article VI (an “indemnified party”) will give written notice to the indemnifying party of any matters giving rise to a claim for indemnification; provided, that the failure of any party entitled to indemnification hereunder to give notice as provided herein shall not relieve the indemnifying party of its obligations under this Article VI except to the extent that the indemnifying party is actually prejudiced by such failure to give notice. In case any action, proceeding or claim is brought against an indemnified party in respect of which indemnification is sought hereunder, the indemnifying party shall be entitled to participate in and, unless in the reasonable judgment of the indemnified party a conflict of interest between it and the indemnifying party may exist with respect of such action, proceeding or claim, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. In the event that the indemnifying party advises an indemnified party that it will contest such a claim for indemnification hereunder, or fails, within thirty (30) days of receipt of any indemnification notice to notify, in writing, such person of its election to defend, settle or compromise, at its sole cost and expense, any action, proceeding or claim (or discontinues its defense at any time after it commences such defense), then the indemnified party may, at its option, defend, settle or otherwise compromise or pay such action or claim. In any event, unless and until the indemnifying party elects in writing to assume and does so assume the defense of any such claim, proceeding or action, the indemnified party’s costs and expenses arising out of the defense, settlement or compromise of any such action, claim or proceeding shall be losses subject to indemnification hereunder. The indemnified party shall cooperate fully with the indemnifying party in connection with any negotiation or defense of any such action or claim by the indemnifying party and shall furnish to the indemnifying party all information reasonably available to the indemnified party which relates to such action or claim. The indemnifying party shall keep the indemnified party fully apprised at all times as to the status of the defense or any settlement negotiations with respect thereto. If the indemnifying party elects to defend any such action or claim, then the indemnified party shall be entitled to participate in such defense with counsel of its choice at its sole cost and expense. The indemnifying party shall not be liable for any settlement of any action, claim or proceeding effected without its prior written consent. Notwithstanding anything in this Article VI to the contrary, the indemnifying party shall not, without the indemnified party’s prior written consent, settle or compromise any claim or consent to entry of any judgment in respect thereof which imposes any future obligation on the indemnified party or which does not include, as an unconditional term thereof, the giving by the claimant or the plaintiff to the indemnified party of a release from all liability in respect of such claim. The indemnification required by this Article VI shall be made by periodic payments of the amount thereof during the course of investigation or defense, as and when bills are received or expense, loss, damage or liability is incurred, so long as the indemnified party irrevocably agrees to refund such moneys if it is ultimately determined by a court of competent jurisdiction that such party was not entitled to indemnification. The indemnity agreements contained herein shall be in addition to (a) any cause of action or similar rights of the indemnified party against the indemnifying party or others, and (b) any liabilities the indemnifying party may be subject to pursuant to the law.

(q) Payment Set Aside. To the extent that the Company makes a payment or payments to any Purchaser hereunder or pursuant to any of the other Transaction Documents or any Purchaser enforces or exercises its rights hereunder or thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other person under any law (including, without limitation, any bankruptcy law, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

(r) Joint Participation in Drafting. Each party to this Agreement has participated in the negotiation and drafting of this Agreement and the other Transaction Documents. As such, the language used herein and therein shall be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction will be applied against any party to this Agreement.

(s) Equitable Relief. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Purchasers by vitiating the intent and purpose of the transactions contemplated hereby. Accordingly, the Company acknowledges that the remedy at law for a breach of its obligations hereunder (including, but not limited to, its obligations pursuant to Section 5 hereof) will be inadequate and agrees, in the event of a breach or threatened breach by the Company of the provisions of this Agreement (including, but not limited to, its obligations pursuant to Section 5 hereof), that each Purchaser shall be entitled, in addition to all other available remedies, to an injunction restraining any breach and requiring immediate issuance and transfer of the Securities, without the necessity of showing economic loss and without any bond or other security being required.

(t) Knowledge. As used in this Agreement, the term “knowledge” of any person or entity shall mean and include (i) actual knowledge of any of the Company’s officers or directors and (ii) that knowledge which a reasonably prudent business person could have obtained in the management of his or her business affairs after making due inquiry and exercising due diligence which a prudent business person should have made or exercised, as applicable, with respect thereto.

(u) Exculpation Among Purchasers. The Company acknowledges that the obligations of each Purchaser under this Agreement and each of the other Transaction Documents are several and not joint with the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the performance of the obligations of any other Purchaser under the Transaction Documents. Each Purchaser acknowledges that it has independently evaluated the merits of the transactions contemplated by this Agreement and the other Transaction Documents, that it has independently determined to enter into the transactions contemplated hereby and thereby, that it is not relying on any advice from or evaluation by any other Purchaser, and that it is not acting in concert with any other Purchaser in making its purchase of securities hereunder or in monitoring its investment in the Company. The Purchasers and, to its knowledge, the Company agree that the no action taken by any Purchaser pursuant hereto or to the other Transaction Documents, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert or would deem such Purchasers to be members of a “group” for purposes of Section 13(d) of the Exchange Act, and the Purchasers have not agreed to act together for the purpose of acquiring, holding, voting or disposing of equity securities of the Company. The Company has elected to provide all Purchasers with the same terms and Transaction Documents for the convenience of the Company and not because it was required or requested to do so by the Purchasers. The Company acknowledges that such procedure with respect to the Transaction Documents in no way creates a presumption that the Purchasers are in any way acting in concert or as a “group” for purposes of Section 13(d) of the Exchange Act with respect to the Transaction Documents or the transactions contemplated hereby or thereby. Each Purchaser acknowledges that it has been represented by its own separate legal counsel in their review and negotiation of the Transaction Documents.

(v) Business Days and Trading Days. For purposes of this Agreement, the term “business day” means any day other than a Saturday or Sunday or a day on which banking institutions in the State of New York are authorized or obligated by law, regulation or executive order to close, and the term “trading day” means any day on which the Bulletin Board or, if the Common Stock is not then traded on the Bulletin Board, the principal national securities exchange, automated quotation system or other trading market where the Common Stock is then listed, quoted or traded, is open for trading.

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Agreement to be duly executed as of the date first above written.

WAVE WIRELESS CORPORATION

By:
Name:
Title:

PURCHASER:

(Print or Type Name of Purchaser)

By:
Name:
Title:

RESIDENCE:

ADDRESS:

Telephone:

Facsimile:

Attention:

AGGREGATE SUBSCRIPTION AMOUNT:

Number of Preferred Stock:
Warrants to Purchase      Shares of Common Stock
Purchase Price ($7,500 per share of Preferred Stock):

ESCROW AGENT:

KRAMER LEVIN NAFTALIS & FRANKEL LLP

By:
Name:
Title:

[SIGNATURE PAGE TO SECURITIES PURCHASE AGREEMENT]EXHIBIT A

CERTIFICATE OF DESIGNATIONEXHIBIT B

FORM OF WARRANT
EXHIBIT C

FORM OF REGISTRATION RIGHTS AGREEMENT
EXHIBIT D

FORM OF OPINION OF COUNSEL

1. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has the requisite corporate power to own, lease and operate its properties and assets, and to carry on its business as presently conducted. The Company is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary.

2. The Company has the requisite corporate power and authority to enter into and perform its obligations under the Transaction Documents and to issue the Preferred Stock, the Warrants and the Common Stock issuable upon conversion of the Preferred Stock and exercise of the Warrants. The execution, delivery and performance of each of the Transaction Documents by the Company and the consummation by it of the transactions contemplated thereby have been duly and validly authorized by all necessary corporate action and no further consent or authorization of the Company or its Board of Directors or stockholders is required. Each of the Transaction Documents have been duly executed and delivered, and the Preferred Stock and the Warrants have been duly executed, issued and delivered by the Company and each of the Transaction Documents constitutes a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its respective terms. The Common Stock issuable upon conversion of the Preferred Stock and exercise of the Warrants are not subject to any preemptive rights under the Certificate of Incorporation or the Bylaws.

3. The Preferred Stock and the Warrants have been duly authorized and, when delivered against payment in full as provided in the Purchase Agreement, will be validly issued, fully paid and nonassessable. The shares of Common Stock issuable upon conversion of the Preferred Stock and exercise of the Warrants, have been duly authorized and reserved for issuance, and, when delivered upon conversion or against payment in full as provided in the Certificate of Designation and the Warrants, as applicable, will be validly issued, fully paid and nonassessable.

4. The execution, delivery and performance of and compliance with the terms of the Transaction Documents and the issuance of the Preferred Stock, the Warrants and the Common Stock issuable upon conversion of the Preferred Stock and exercise of the Warrants do not (i) violate any provision of the Certificate of Incorporation or Bylaws, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any material agreement, mortgage, deed of trust, indenture, note, bond, license, lease agreement, instrument or obligation to which the Company is a party, (iii) create or impose a lien, charge or encumbrance on any property of the Company under any agreement or any commitment to which the Company is a party or by which the Company is bound or by which any of its respective properties or assets are bound, or (iv) result in a violation of any federal, state, local or foreign statute, rule, regulation, order, judgment, injunction or decree (including Federal and state securities laws and regulations) applicable to the Company or by which any property or asset of the Company is bound or affected, except, in all cases other than violations pursuant to clause (i) above, for such conflicts, default, terminations, amendments, acceleration, cancellations and violations as would not, individually or in the aggregate, have a Material Adverse Effect.

5. No consent, approval or authorization of or designation, declaration or filing with any governmental authority on the part of the Company is required under Federal, state or local law, rule or regulation in connection with the valid execution and delivery of the Transaction Documents, or the offer, sale or issuance of the Preferred Stock, the Warrants or the Common Stock issuable upon conversion of the Preferred Stock and exercise of the Warrants other than the Certificate of Designation and the Registration Statement.

6. There is no action, suit, claim, investigation or proceeding pending or threatened against the Company which questions the validity of this Agreement or the transactions contemplated hereby or any action taken or to be taken pursuant hereto or thereto. There is no action, suit, claim, investigation or proceeding pending, or to our knowledge, threatened, against or involving the Company or any of its properties or assets and which, if adversely determined, is reasonably likely to result in a Material Adverse Effect. There are no outstanding orders, judgments, injunctions, awards or decrees of any court, arbitrator or governmental or regulatory body against the Company or any officers or directors of the Company in their capacities as such.

7. The offer, issuance and sale of the Preferred Stock and the Warrants and the offer, issuance and sale of the shares of Common Stock issuable upon conversion of the Preferred Stock and exercise of the Warrants pursuant to the Purchase Agreement, the Certificate of Designation and the Warrants, as applicable, are exempt from the registration requirements of the Securities Act.

8. The Company is not, and as a result of and immediately upon Closing will not be, an “investment company” or a company “controlled” by an “investment company,” within the meaning of the Investment Company Act of 1940, as amended.

Very truly yours,